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                                                                                       EXHIBIT 11.1

                                                BAYBANKS, INC.

                         COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                             FOR THE NINE MONTHS AND QUARTERS ENDED SEPTEMBER 30
                                 (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                           NINE MONTHS ENDED                  QUARTER ENDED
                                              SEPTEMBER 30                     SEPTEMBER 30
                                      ----------------------------     ----------------------------
                                         1994             1993            1994             1993
                                      -----------      -----------     -----------      -----------
PRIMARY:
Weighted average shares...........     18,827,078       18,649,823      18,883,516       18,709,968
Common Stock Equivalents (CSE):
  Stock options...................        318,626          287,039         304,374          290,240
                                      -----------      -----------     -----------      -----------
Primary weighted average shares...     19,145,704       18,936,862      19,187,890       19,000,208
                                      ===========      ===========     ===========      ===========
Income before cumulative effect of
  accounting change...............    $    77,666      $    44,969     $    29,033      $    18,001
Less cumulative effect of
  accounting change...............            932          --              --               --
                                      -----------      -----------     -----------      -----------
Net Income........................    $    76,734      $    44,969     $    29,033      $    18,001
                                      ===========      ===========     ===========      ===========
Primary earnings per share:
  Income before cumulative effect
     of accounting change.........    $      4.06      $      2.37     $      1.51      $      0.95
  Less cumulative effect of
     accounting change............           0.05          --              --               --
                                      -----------      -----------     -----------      -----------
  Net Income......................    $      4.01      $      2.37     $      1.51      $      0.95
                                      ===========      ===========     ===========      ===========
FULLY DILUTED:
Weighted average shares...........     18,827,078       18,649,823      18,883,516       18,709,968
Common Stock Equivalents (CSE):
  Stock options...................        318,626          287,039         304,374          290,240
Stock options not CSE.............          5,015           28,175         --                18,306
5% convertible debentures.........        --                 4,073(1)      --                 4,073(1)
                                      -----------      -----------     -----------      -----------
Fully diluted weighted average
  shares..........................     19,150,719       18,969,110      19,187,890       19,022,587
                                      ===========      ===========     ===========      ===========
Income before cumulative effect of
  accounting change...............    $    77,666      $    44,969     $    29,033      $    18,001
Less cumulative effect of
  accounting change...............            932          --              --               --
                                      -----------      -----------     -----------      -----------
Net income........................         76,734           44,969          29,033           18,001
5% debentures interest
  expense -- net of tax...........        --                     2         --                     1
                                      -----------      -----------     -----------      -----------
Net Income -- fully diluted
  basis...........................    $    76,734      $    44,971     $    29,033      $    18,002
                                      ===========      ===========     ===========      ===========
Fully diluted earnings per share:
  Income before cumulative effect
     of accounting change.........    $      4.06      $      2.37     $      1.51      $      0.95
  Less cumulative effect of
     accounting change............           0.05          --              --               --
                                      -----------      -----------     -----------      -----------
  Net Income......................    $      4.01      $      2.37     $      1.51      $      0.95
                                      ===========      ===========     ===========      ===========

- - - - - ---------------
(1) $50 convertible at $13.75 per share.
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